UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

ARMCO METALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1730 S Amphlett Blvd #230 San Mateo, CA	94402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USAGE OF CERTAIN TERMS

Unless specifically set forth to the contrary, when used in this report the terms the “Company,” "we," "us," "ours," and similar terms refers to Armco Metals Holdings, Inc., a Nevada corporation, and our subsidiaries.

Item 8.01 Other Events.

Our Board of Directors (the “Board”) received resignations of Christina Xiong (also known as Caiqing Xiong) from the respective positions of Secretary of the Company and Secretary of the Board, effective July 26, 2016. On July 26, 2016, our Board accepted Ms. Xiong's resignations and appointed Ms. Ripple Zhang (also known as Yixin Zhang) as Secretary of the Company and Secretary of the Board with such appointment effective immediately. Ms. Zhang will serve for such positions in accordance with the Bylaws of the Company and until her successor is elected and qualified or until her earlier resignation or removal.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: July 28, 2016	By:	/s/ Kexuan Yao
Name: Kexuan Yao Title: President and Chief Executive Officer